FOR IMMEDIATE RELEASE: CONTACT: Mark C. Krebs Director of Investor Relations Tel: 410-772-5160 Toll-Free: 866-438-1088 Investors@FieldstoneInvestment.com	Exhibit 99.1 FIELDSTONE INVESTMENT CORPORATION 11000 Broken Land Parkway Columbia, Maryland 21044 www.FieldstoneInvestment.com

Fieldstone Investment Corporation
Schedules Special Stockholders Meeting

Columbia, Maryland; April 17, 2007 - Fieldstone Investment Corporation (Nasdaq:FICC), announced today that it has scheduled a special meeting of its stockholders to approve the merger of a subsidiary of Credit-Based Asset Servicing and Securitization LLC (C-BASS) with and into Fieldstone and the other transactions contemplated by the Agreement of Merger, as amended, by and among C-BASS, Rock Acquisition Corp., a wholly owned subsidiary of C-BASS, and Fieldstone. The proposed merger of Fieldstone by C-BASS was previously announced on February 16, 2007. The special meeting will be held on Tuesday, May 22, 2007 at 10:00 a.m., at the Sheraton Columbia Hotel, 10207 Wincopin Circle, Columbia, Maryland 21044.

Holders of Fieldstone's common stock of record at the close of business on April 16, 2007, the record date for the special meeting, will be entitled to vote at the meeting. Fieldstone expects the transaction to close as soon as possible following the special meeting, subject to various closing conditions, including the affirmative vote of at least a majority of Fieldstone's outstanding shares of common stock entitled to vote, the receipt of regulatory approvals and certain consents of third parties.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Fieldstone and C-BASS. In connection with the proposed acquisition and required shareholder approval, Fieldstone filed with the Securities and Exchange Commission (SEC) a definitive proxy statement on April 17, 2007. The definitive proxy statement is expected to be mailed to Fieldstone stockholders on or about April 19, 2007. Fieldstone stockholders are urged to read the definitive proxy statement because it contains important information about the acquisition and Fieldstone. The definitive proxy statement is publicly available at the SEC's web site at www.sec.gov, and investors and security holders may obtain a free copy of the definitive proxy statement at the SEC's web site. In addition, investors and security holders may also obtain a free copy of the definitive proxy statement by going to the Fieldstone investor website at www.FieldstoneInvestment.com, or by directing a request to: Corporate Secretary, Fieldstone Investment Corporation, 11000 Broken Land Parkway, Columbia, Maryland 21044.

Fieldstone and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Fieldstone in respect to the proposed transaction. Information about Fieldstone and its directors and executive officers, and their ownership of Fieldstone securities is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Fieldstone which was filed with the SEC on April 26, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement relating to the proposed transactions, when it becomes available.

About Fieldstone Investment Corporation

Fieldstone Investment Corporation owns and manages a portfolio of non-conforming mortgage loans originated primarily by its mortgage origination subsidiary, Fieldstone Mortgage Company, and has elected to be a real estate investment trust for federal income tax purposes. Founded in 1995, Fieldstone Mortgage Company is a nationwide residential mortgage banking company that originates non-conforming and conforming residential mortgage loans through independent mortgage brokers and a network of retail branch offices located throughout the country. Fieldstone is headquartered in Columbia, Maryland.

Information Regarding Forward-Looking Statements

Certain matters discussed in this press release may constitute "forward-looking statements" within the meaning of the federal securities laws including expectations regarding the approval of the proposed merger and the expected timing on the closing of the proposed merger. These statements are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone's ability to control or predict, including but not limited to (i) the potential inability to satisfy the conditions to closing of the merger or the possibility that Fieldstone's stockholders do not approve the merger; (ii) Fieldstone's ability to implement or change aspects of its portfolio strategy; (iii) interest rate volatility and the level of interest rates generally; (iv) the sustainability of loan origination volumes and levels of origination costs; (v) compliance with the covenants in Fieldstone's credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (vi) the ability to sell or securitize mortgage loans on favorable economic terms; (vii) deterioration in the credit quality of Fieldstone's loan portfolio; (viii) the nature and amount of competition; (ix) deterioration in the performance of Fieldstone's loans sold and the related repurchase activity; (x) the impact of changes to the fair value of Fieldstone's interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (xi) other risks and uncertainties outlined in Fieldstone's periodic reports filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.